Exhibit 99.1

MoneyGram International Reports First Quarter Financial Results

MINNEAPOLIS--(BUSINESS WIRE)--April 30, 2010--MoneyGram International, Inc. (NYSE:MGI), a leading global payment services company, today reported financial results for the first quarter of 2010.

  Money transfer transaction volume increased 6 percent, with money transfer fee and other revenue increasing 7 percent in the first quarter of 2010 versus prior year. On a constant currency basis, money transfer fee and other revenue increased 4 percent versus prior year.
  Global agent locations increased 10 percent over prior year to 198,000.
  Total revenue in the first quarter grew 3 percent to $288.9 million, compared with $279.9 million in the same period last year. Fee and other revenue grew 5 percent to $280.9 million, while investment revenue decreased to $5.6 million in the first quarter as compared with $11.7 million in the prior year.
  Net income for the quarter was $10.8 million and EBITDA was $57.3 million. Both net income and EBITDA were impacted by $6.9 million of stock-based compensation partially offset by $2.4 million of net securities gains.
  Adjusted EBITDA for the quarter was $61.7 million versus $66.1 million in the prior year. First quarter 2010 adjusted EBITDA reflects lower net investment revenue of $5.9 million compared with the same period in 2009.

“MoneyGram delivered solid financial results from our core money transfer business in the quarter,” said Pamela H. Patsley, MoneyGram chairman and chief executive officer. “We created important partnerships with industry leaders like Fiserv and SMART Communications to bring more value and added convenience to existing consumers and expand our reach to new consumers. We also launched our enhanced website and continued to increase our global agent network. We continue to strengthen our management team with three new key executives Nigel Lee, EVP of EMEAAP, Luke Wimer, EVP of Operations and Technology, and Juan Agualimpia, SVP & CMO, who are focused on transaction growth, operating efficiencies, and enhancing our brand.”

Balance Sheet Items

The Company ended the quarter with $806.3 million in outstanding debt principal and assets in excess of payment service obligations of $324.2 million. In April of 2010, MoneyGram made a $30.0 million prepayment on its Senior Tranche B Loan under its Senior Facility. This payment will be reflected in the second quarter of 2010. Combined with the $186.9 million of debt repayments in 2009, the Company has paid down 22 percent of its debt since the March 2008 recapitalization.

Market Development

The Company continues its focus on enhancing its product offerings and expanding its agent network. MoneyGram recently:

  Created a partnership with Fiserv to offer expedited bill payment to its online bill pay consumers nationwide. The agreement will allow more than 3,100 financial institutions that currently use the CheckFree RXP Online Payments Platform to offer same day bill payments for customers via MoneyGram’s extensive biller network.
  Expanded MoneyGram’s agreement with SMART Communications, Inc. to provide mobile money transfer service at all of MoneyGram’s agent locations in the U.S., bringing convenient money transfer services to 40 million SMART phone users in the Philippines.

  Launched an enhanced consumer website, moneygram.com, that makes it easier and faster for U.S. consumers to transfer funds and pay bills online.
  Launched MoneyGram’s first “Virtual Agent,” enabling customers with NetSpend prepaid debit cards to pay bills using MoneyGram ExpressPayment through NetSpend’s cardholder website.
  Added First Data’s Money Network prepaid card customers to the more than 5.5 million consumers who can currently reload their prepaid debit cards using the MoneyGram Reload Network at all MoneyGram agent locations in the U.S.
  Continued to roll out MoneyGram’s services at Bank of China branches, adding 930 bank branches across Guangdong, China’s most populous province.
  Added Bank Asya, a leading financial institution in Turkey, to provide money transfer services at 160 branch locations in the country.
  Partnered with Citigroup, a global financial services leader, to bring MoneyGram money transfer services to 830 Citibank locations in Costa Rica, Guatemala, Nicaragua, El Salvador and Honduras.
  Renewed a multi-year agreement with SUPERVALU, one of the largest grocery retailers in the United States, to provide money transfer services at more than 1,000 convenient locations in 28 states.

“We are focused on generating cash to pay down debt, expanding our agent network, along with growing our transaction volume and improving the customer experience,” added Patsley. “In addition, we will continue to capture operating efficiencies as we seek to create profitable, sustainable growth and long-term shareholder value.”

Global Funds Transfer Segment Results

Total revenue for the Global Funds Transfer segment increased 5 percent to $256.7 million in the first quarter of 2010 from $244.4 million in the first quarter of 2009. The segment reported operating income of $27.8 million and an operating margin of 10.8 percent in the first quarter of 2010.

Money transfer transaction volume increased 6 percent, with fee and other revenue increasing 7 percent to $222.7 million in the first quarter of 2010 from $208.2 million in the same period last year. On a constant currency basis, money transfer fee and other revenue improved 4 percent. The difference between transaction growth and constant currency revenue growth is primarily related to lower average principal.

In the first quarter, money transfer transactions originating outside of the United States increased 12 percent from the prior year. Excluding Spain, transactions originating outside of the United States increased a solid 16 percent from the prior year. MoneyGram’s first quarter transaction volume to Mexico decreased 11 percent. Money transfer transactions originating in the United States, excluding transactions sent to Mexico, increased 6 percent.

Bill payment transaction volume declined 3 percent, with fee and other revenue decreasing 7 percent to $33.8 million in the first quarter of 2010 from $36.2 million in the first quarter of 2009.

Financial Paper Products Segment Results

Financial Paper Products total revenue declined to $28.4 million in the first quarter of 2010 from $30.6 million in the first quarter of 2009. Operating income increased to $8.9 million in the first quarter of 2010, from $7.3 million in the first quarter of 2009. Operating margin in the first quarter of 2010 was 31.3 percent.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization) and Adjusted EBITDA (EBITDA adjusted for significant items). The following tables include a full reconciliation of these non-GAAP financial measures to the related GAAP financial measures.

We believe that EBITDA and Adjusted EBITDA provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations, including our ability to service debt and fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. In addition, the Company’s debt agreements require compliance with financial measures based on EBITDA and Adjusted EBITDA. Finally, EBITDA and Adjusted EBITDA are financial measures used by management in reviewing results of operations, forecasting, assessing cash flow and capital, allocating resources and establishing employee incentive programs.

Although MoneyGram believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures.

Description of Tables

Table One – Consolidated Statements of Income
Table Two – Segment Results
Table Three – Segment Reconciliations
Table Four – EBITDA and Adjusted EBITDA
Table Five – Consolidated Balance Sheets
Table Six – Assets in Excess of Payment Service Obligations

Conference Call

MoneyGram International will host a conference call today at 9:00 a.m. ET, 8:00 a.m. CT to discuss its first quarter 2010 results. Pamela H. Patsley, chairman and chief executive officer, will host the call. The conference call can be accessed by calling 1-888-389-5997 in the U.S. The participant confirmation number is 4064197. Slides are available on MoneyGram’s website at www.moneygram.com. A replay of the conference call will be available at Noon ET on April 30 through 11:59 p.m. ET on May 7, 2010. The replay of the call is available at 1-888-203-1112 for U.S. callers or 1-719-457-0820 for international callers. The confirmation code is 4064197.

About MoneyGram International, Inc.

MoneyGram International, Inc. is a leading global payment services company. The Company's major products and services include global money transfers, money orders and payment processing solutions for financial institutions and retail customers. MoneyGram is a New York Stock Exchange listed company with 198,000 global money transfer agent locations in 191 countries and territories. For more information, visit the Company's website at www.moneygram.com.

Forward Looking Statements

The statements contained in this press release regarding MoneyGram International, Inc. that are not historical and factual information contained herein, particularly those statements pertaining to MoneyGram’s expectations, guidance or future operating results, are forward-looking statements and are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are only as of the date they are made, and unless legally required, MoneyGram undertakes no obligation to update or revise publicly any forward-looking statement. Words such as “estimates,” “expects,” “projects,” “plans” and other similar expressions or future or conditional verbs such as “will,” “should,” “could,” and “would” are intended to identify such forward-looking statements. These forward-looking statements are based on management's current expectations and are subject to uncertainty and changes in circumstances due to a number of factors, including, but not limited to the following: (a) our substantial dividend and debt service obligations and our covenant requirements which could impact our ability to obtain additional financing and to operate and grow our business; (b) sustained illiquidity of global financial markets which may adversely affect our liquidity and our agents’ liquidity, our access to credit and capital and our agents’ access to credit and capital and our earnings on our investment portfolio; (c) weak economic conditions generally and in geographic areas or industries that are important to our business which may cause a decline in our money transfer growth rate and transaction volume and/or revenue; (d) a material slow down or complete disruption of international migration patterns which could adversely affect our money transfer volume and growth rate; (e) a loss of material retail agent relationships or a reduction in transaction volume from them; (f) our ability to develop and implement successful pricing strategies for our services; (g) stockholder lawsuits and other litigation or government investigations of the Company or its agents which could result in material costs, settlements, fines or penalties; (h) our ability to maintain sufficient banking relationships; (i) our ability to attract and retain key employees; (j) our ability to maintain capital sufficient to pursue our growth strategy, fund key strategic initiatives and meet evolving regulatory requirements; (k) our ability to successfully and timely implement new or enhanced technology and infrastructure, delivery methods and product and service offerings and to invest in products, services and infrastructure; (l) our ability to adequately protect our brand and our other intellectual property rights and to avoid infringing on third-party intellectual property rights; (m) competition from large competitors, niche competitors or new competitors that may enter the markets in which we operate; (n) the impact of laws, regulatory requirements, and other industry practices in the U.S. and abroad, including changes in laws, regulations or other industry practices and standards that may increase our costs of doing business or reduce the market for or value of our services; (o) our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain Office of Foreign Assets Control (“OFAC”) restrictions which could result in contravention of U.S. law or regulations by us or our agents which could subject us to fines and penalties and cause us reputational harm; (p) a breakdown, catastrophic event, security breach, privacy breach, improper operation or other event impacting our systems or processes or our vendors’, agents’ or financial institution customers’ systems or processes, which could result in financial loss, loss of customers, regulatory sanctions and damage to our brand and reputation; (q) our ability to scale our technology to match our business and transactional growth; (r) our ability to manage our credit exposure to retail agents and financial institution customers; (s) our ability to mitigate fraud risks from consumers, agents and other third parties; (t) our ability to successfully manage risks associated with running Company-owned retail locations and acquiring new businesses; (u) our ability to successfully manage risks associated with our international sales and operations including the potential for political, economic or other instability in countries that are important to our business; (v) our compliance with the internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002; (w) the outcome of positions we take with respect to federal, state, local and international taxation; (x) additional risk factors described in our other filings with the Securities and Exchange Commission from time to time.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended March 31,		2010 vs
(Amounts in thousands, except per share data)	2010	2009	2009

REVENUE
Fee and other revenue	$280,866	$268,144	$12,722
Investment revenue	5,638	11,691	(6,053)
Net securities gains	2,392	56	2,336
Total revenue	288,896	279,891	9,005
Fee and other commissions expense	122,410	118,544	3,866
Investment commissions expense	204	399	(195)
Total commissions expense	122,614	118,943	3,671
Net revenue	166,282	160,948	5,334

EXPENSES
Compensation and benefits	57,562	51,632	5,930
Transaction and operations support	47,586	44,484	3,102
Occupancy, equipment and supplies	11,169	11,026	143
Interest expense	24,407	27,040	(2,633)
Depreciation and amortization	12,511	14,362	(1,851)
Total expenses	153,235	148,544	4,691
Income before income taxes	13,047	12,404	643
Income tax expense	2,235	563	1,672
NET INCOME	$10,812	$11,841	$(1,029)

Basic and diluted loss per common share	$(0.26)	$(0.20)	$(0.06)

Net loss available to common stockholders:
Net income as reported	$10,812	$11,841	$(1,029)
Accrued preferred stock dividends	(29,369)	(25,718)	(3,651)
Accretion recognized on preferred stock	(2,845)	(2,501)	(344)
Net loss available to common stockholders	$(21,402)	$(16,378)	$(5,024)

Weighted-average outstanding common shares (1)	82,632	82,483	149

(1) The following potential common shares are excluded from diluted loss per common share as their effect is anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

Shares related to stock options and restricted stock	35,159	3,029
Shares related to preferred stock	393,496	347,925

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
	Three Months Ended March 31,		2010 vs
(Amounts in thousands)	2010	2009	2009

Money transfer revenue:
Fee and other revenue	$222,732	$208,178	$14,554
Investment revenue	99	2	97
Bill payment revenue:
Fee and other revenue	33,839	36,243	(2,404)
Investment revenue	24	4	20
Total revenue	256,694	244,427	12,267

Commissions expense	121,157	116,241	4,916
Net revenue	$135,537	$128,186	$7,351

Operating income	$27,781	$36,892	$(9,111)

Operating margin	10.8%	15.1%

Financial Paper Products
	Three Months Ended March 31,		2010 vs
(Amounts in thousands)	2010	2009	2009

Money order revenue:
Fee and other revenue	$16,847	$15,849	$998
Investment revenue	1,057	1,908	(851)
Official check revenue:
Fee and other revenue	6,491	4,299	2,192
Investment revenue	4,008	8,555	(4,547)
Total revenue	28,403	30,611	(2,208)

Commissions expense	1,106	2,090	(984)
Net revenue	$27,297	$28,521	$(1,224)

Operating income	$8,903	$7,280	$1,623

Operating margin	31.3%	23.8%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
	Three Months Ended March 31,		2010 vs
(Amounts in thousands)	2010	2009	2009

Revenue (as reported)	$256,694	$244,427	$12,267

Adjusted operating income	$33,621	$37,145	$(3,524)

Stock-based compensation	(5,840)	(253)	(5,587)
Total adjustments	(5,840)	(253)	(5,587)

Operating income (as reported)	$27,781	$36,892	$(9,111)

Adjusted operating margin	13.1%	15.2%
Total adjustments	(2.3%)	(0.1%)
Operating margin (as reported)	10.8%	15.1%

Financial Paper Products
	Three Months Ended March 31,		2010 vs
(Amounts in thousands)	2010	2009	2009

Revenue (as reported)	$28,403	$30,611	$(2,208)

Adjusted operating income	$9,900	$7,205	$2,695

Stock-based compensation	(997)	75	(1,072)
Total adjustments	(997)	75	(1,072)

Operating income (as reported)	$8,903	$7,280	$1,623

Adjusted operating margin	34.9%	23.5%
Total adjustments	(3.5%)	0.2%
Operating margin (as reported)	31.3%	23.8%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Three Months Ended March 31,
(Amounts in thousands)	2010	2009

Income before income taxes	$13,047	$12,404
Interest expense	24,407	27,040
Depreciation and amortization	12,511	14,362
Amortization of agent signing bonuses	7,330	8,529
EBITDA	57,295	62,335

Significant items impacting EBITDA:
Net securities gains	(2,392)	(56)
Severance and related costs (1)	(59)	3,903
Stock-based compensation expense	6,857	(104)
Adjusted EBITDA	$61,701	$66,078

(1) Severance and related costs from executive terminations.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in thousands, except share and per share data)	March 31, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$-	$-
Cash and cash equivalents (substantially restricted)	3,678,499	3,776,824
Receivables, net (substantially restricted)	960,341	1,054,381
Trading investments and related put options (substantially restricted)	-	26,951
Available-for-sale investments (substantially restricted)	258,245	298,633
Property and equipment	122,766	127,972
Intangible assets	7,936	7,680
Goodwill	428,702	425,630
Other assets	210,194	211,592
Total assets	$5,666,683	$5,929,663

LIABILITIES
Payment service obligations	$4,572,846	$4,843,454
Debt	797,531	796,791
Pension and other postretirement benefits	117,943	118,444
Accounts payable and other liabilities	176,126	189,659
Total liabilities	5,664,446	5,948,348

MEZZANINE EQUITY
Participating Convertible Preferred Stock-Series B, $0.01 par value, 800,000 shares authorized, 495,000 shares issued and outstanding	560,337	539,084
Participating Convertible Preferred Stock-Series B-1, $0.01 par value, 500,000 shares authorized, 272,500 shares issued and outstanding	336,205	325,244
Total mezzanine equity	896,542	864,328

STOCKHOLDERS' DEFICIT
Preferred shares, $0.01 par value, none issued	-	-
Common shares, $0.01 par value, 1,300,000,000 shares authorized, 88,556,077 shares issued	886	886
Additional paid-in capital	-	-
Retained loss	(710,328)	(694,914)
Unearned employee benefits	-	(8)
Accumulated other comprehensive loss	(33,347)	(35,671)
Treasury stock: 5,466,113 and 6,040,958 shares at March 31, 2010 and December 31, 2009, respectively	(151,516)	(153,306)
Total stockholders' deficit	(894,305)	(883,013)
Total liabilities, mezzanine equity and stockholders' deficit	$5,666,683	$5,929,663

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
ASSETS IN EXCESS OF PAYMENT SERVICE OBLIGATIONS
(Unaudited)

(Amounts in thousands)	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009

Cash and cash equivalents	$3,678,499	$3,776,824	$3,876,105	$3,973,685
Receivables, net	960,341	1,054,381	958,937	1,098,388
Trading investments and related put options	-	26,951	25,804	37,309
Available-for-sale investments	258,245	298,633	324,942	357,432
	4,897,085	5,156,789	5,185,788	5,466,814
Payment service obligations	(4,572,846)	(4,843,454)	(4,775,290)	(5,079,941)
Assets in excess of payment service obligations	$324,239	$313,335	$410,498	$386,873

CONTACT:
MoneyGram International, Inc.
Media:
Lynda Michielutti, 952-591-3846
lmichielutti@moneygram.com
or
Investors:
Alex Holmes, 720-568-8703
aholmes@moneygram.com